UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2017

StoneMor Partners L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Horizon Boulevard Trevose, PA	19053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 15, 2017, StoneMor Operating LLC (the “Operating Company”), a wholly-owned subsidiary of StoneMor Partners L.P. (the “Partnership”), the Subsidiaries (as defined in the Amended Credit Agreement) of the Operating Company (together with the Operating Company, “Borrowers”) and Capital One, National Association (“Capital One”), as Administrative Agent (in such capacity, the “Administrative Agent”) and acting in accordance with the written consent of the Required Lenders, entered into the First Amendment to Credit Agreement (the “Amendment”), which amends the Credit Agreement (the “Original Credit Agreement” and, as amended, the “Amended Credit Agreement”), dated as of August 4, 2016, among the Borrowers, the Lenders, Capital One, as Administrative Agent, Issuing Bank and Swingline Lender, Citizens Bank of Pennsylvania, as Syndication Agent, and TD Bank, N.A. and Raymond James Bank, N.A., as Co-Documentation Agents. Capitalized terms not otherwise defined herein have the same meanings as specified in the Amended Credit Agreement.

The Amendment amends certain terms of the Original Credit Agreement to:

•	extend the deadline by which the Operating Company is required to deliver to the Administrative Agent the Partnership’s audited financial statements for the year ended December 31, 2016 (“2016 Financial Statements”) to July 15, 2017;

•	extend the deadline by which the Operating Company is required to deliver to the Administrative Agent the Partnership’s unaudited financial statements for the quarter ending March 31, 2017 (the “Q1 2017 Financial Statements”) to no later than forty-five (45) days after the date on which the Operating Company delivers the 2016 Financial Statements to the Administrative Agent;

•	require that, until the 2016 Financial Statements have been delivered to the Administrative Agent, the Operating Company deliver to the Administrative Agent financial statements within 35 days after the end of each month for the previous month and year-to-date, certified by a Financial Officer of the Operating Company;

•	increase the maximum Consolidated Leverage Ratio to 4.25:1.00 through September 30, 2017, which ratio will revert to 4.00:1.00 effective October 1, 2017, subject to the right under the Amended Credit Agreement to increase the Consolidated Leverage Ratio to a maximum of 4.25:1.00 in connection with consummation of a Designated Acquisition;

•

amend the definition of “Applicable Rate” to (a) limit “Category 4” to Consolidated Leverage Ratios greater than 3.50:1.00 but less than or equal to 4:00:1.00, (b) add new “Category 5” which would apply in the event the Consolidated Leverage Ratio exceeds 4:00:1.00, in which event the Eurodollar Spread for Revolving Loans, the Base Rate Spread for Revolving Loans and the Commitment Fee Rate would increase to 3.75%, 2.75% and 0.50%, respectively, and (c) provide that Category 5 shall be applicable until the Operating Company delivers to the Administrative Agent the 2016 Financial Statements, the Q1 2017

Financial Statements and the corresponding compliance certificates and shall thereafter again be applicable commencing three Business Days after the Operating Company fails to timely deliver to the Administrative Agent any required financial statements under the Amended Credit Agreement and continuing until the third Business Day after such financial statements are so delivered;

•	until January 1, 2018, prohibit the Partnership from increasing the regularly scheduled quarterly cash distributions permitted to be made to its partners under the Amended Credit Agreement unless, at the time such distribution is declared and on a pro forma basis after giving effect to the payment of any such distribution the Consolidated Leverage Ratio is no greater than 3.75:1.00; and

•	allow up to an aggregate of $53 million in realized losses in the Loan Parties’ investment portfolio for all periods to be added back for purposes of calculating Consolidated EBITDA.

Each Lender was paid a fee equal to 0.25% on the amount of such Lender’s Revolving Commitment under the Amended Credit Agreement.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On March 2, 2017, the Partnership filed a Form 12b-25 (the “Form 12b-25”) with the U.S. Securities and Exchange Commission (the “SEC”) indicating that, for the reasons set forth in the Form 12b-25, the Partnership was not able to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Form 10-K”) on or before March 1, 2017, the date on which such report initially was due. As a result, the Partnership has extended by 15 days the date on which the 2016 Form 10-K is due to be filed with the SEC pursuant to Rule 12b-25(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in which to file the 2016 Form 10-K. As a result of the Partnership’s filing of the Form 12b-25, the 2016 Form 10-K now is due to be filed with the SEC by March 16, 2017.

As previously disclosed, the Partnership is reviewing its historic reporting of cemetery revenues, net of associated direct costs, and deferred revenues. In light of the procedures being undertaken in connection with this review, the Partnership believes it is likely that its review will not be completed in time for it to file the 2016 Form 10-K by March 16, 2017. Under the Original Credit Agreement, the failure to deliver to the Administrative Agent the 2016 Annual Financial

Statements that will be included in the 2016 Form 10-K by March 16, 2017 would have constituted an event of default. In addition, under such circumstances, the Operating Company would likely not be able to deliver certain required compliance certificates under the Original Credit Agreement by March 16, 2017, which would have been a separate event of default under the Credit Agreement. See Item 1.01 of this Current Report on Form 8-K for a discussion of the Amendment which modified these requirements such that the failure to deliver the 2016 Annual Financial Statements and the related compliance certificates will no longer be events of default under the Amended Credit Agreement.

Pursuant to the indenture under which the Partnership’s 7.875% Senior Notes due 2021 (the “Notes”) were issued (the “Indenture”), the Partnership is required either to file the 2016 Form 10-K with the SEC or to furnish to the holders of the Notes (the “Holders”), with a copy to the trustee under the Indenture (the “Trustee”), the financial information that would be required to be contained in the 2016 Form 10-K, on or before March 31, 2017. The Partnership’s failure to comply with such obligations would constitute a default under the Indenture. Pursuant to the Indenture, the Partnership would have 120 days after written notice of any such default has been given to the Partnership to cure such default by filing the 2016 Form 10-K with the SEC. Even if it is unable to file the 2016 Form 10-K by March 31, 2017, the Partnership believes that it will be able to file the 2016 Form 10-K with the SEC within any such 120-day cure period. However, there can be no assurance that the Partnership will be able to file the 2016 Form 10-K with the SEC or otherwise furnish the information that would be contained therein to the Holders within such period.

If the Partnership does not file the 2016 Form 10-K by March 16, 2017, it is also likely to receive a notice from the New York Stock Exchange (the “Exchange”) of the procedures with which it must comply to correct this filing delinquency. These procedures will include the Partnership contacting the Exchange to discuss the status of the 2016 Form 10-K and issuing a press release regarding the filing delinquency. Although the Exchange’s guidelines provide for an initial six-month period in which to cure the filing delinquency, the Exchange reserves the right to commence suspension or delisting procedures at any time following a filing delinquency. There can be no assurance that the Partnership will be able to file the 2016 Form 10-K before the Exchange acts to suspend trading in or delist the Partnership’s common units.

On March 16, 2017, the Partnership issued a press release announcing, among other things, the entering into of the Amendment and that, in light of the procedures being undertaken in connection with the review of the Partnership’s historic reporting of cemetery revenues, net of associated direct costs, and deferred revenues, the Partnership believes it is likely that its review will not be completed in time for it to file the 2016 Form 10-K by March 16, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing made by the Partnership pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than to the extent that such filing incorporates any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of March 15, 2017.*

99.1	Press Release dated March 16, 2017. **

*	Filed herewith.
**	Furnished herewith.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, but not limited to, the Partnership’s expectations with respect to the timing of the filing of the 2016 Form 10-K with the SEC and the Partnership’s ability to cure a default under the Indenture within the time period provided for therein, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, including, without limitation, risks relating to the following: additional information arising from the Partnership’s continuing analysis and review of its historical recognition of revenue and its prior financial statements and the performance of additional work in this regard, as well as the review and audit by the Partnership’s registered independent public accounting firm of the Partnership’s prior financial statements and the financial statements to be included in the 2016 Form 10-K; the Partnership’s inability to file its 2016 Form 10-K on or before March 16, 2017 and the consequences thereof; the Partnership’s inability to cure a potential default under the Indenture within the time period provided for therein; litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the Partnership’s ability to maintain an effective system of internal controls and disclosure controls, and other risks described in the Partnership’s filings with the SEC. Except as required under applicable law, the Partnership assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2017	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC
its general partner

	By:	/s/ Austin K. So
Austin K. So
General Counsel, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of March 15, 2017.

99.1	Press Release dated March 16, 2017.